UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JANUARY 14, 2005

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 4400, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(832) 204-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On January 14, 2005, our wholly owned subsidiaries Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd. and Wynn-Crosby 2002, Ltd., entered into an agreement with Noble Royalties, Inc. d/b/a Brown Drake Royalties to sell certain royalty interest properties for a purchase price of $80 million in cash.  The agreement has an effective date of January 1, 2005 and is expected to close on or before February 15, 2005.  The sale is subject to customary closing conditions and adjustments for a transaction of this type.

We acquired the royalty interest properties as part of our acquisition of Wynn-Crosby Energy, Inc. and its affiliated partnerships, which acquisition closed on November 23, 2004. As we previously announced in our October 13, 2004 press release, the royalty interest properties were the most likely candidates for divestiture as part of our portfolio management strategy.  The royalty interest properties being sold consist of approximately 1,500 wells located in various oil and gas producing basins, with the majority of these assets located in the Permian Basin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

PETROHAWK ENERGY CORPORATION

Date: January 21, 2005	By:	/s/ Shane M. Bayless
Shane M. Bayless
Vice President-Chief Financial Officer and Treasurer